EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

GlyEco, Inc.

Phoenix, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated April 10, 2015, relating to the consolidated financial statements of GlyEco, Inc., as of and for the years ending December 31, 2014 and 2013, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Certified Public Accountants

Phoenix, Arizona

November 23, 2015

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